UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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MyoKardia, Inc.

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MyoKardia, Inc.

333 Allerton Avenue

South San Francisco, CA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 7, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of MyoKardia, Inc., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, June 7, 2016 at 10:00 a.m. local time, at the offices of MyoKardia, Inc., 333 Allerton Avenue, South San Francisco, California 94080, for the following purposes:

1.	To elect the two Class I directors, as nominated by the Board of Directors, to hold office until the 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

3.	To ratify the 2015 Stock Option and Incentive Plan.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Proposal 1 relates solely to the election of two Class I directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

The Board of Directors has fixed the close of business on Friday, April 15, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders, or at any adjournments of the Annual Meeting of Stockholders.

In order to ensure your representation at the Annual Meeting of Stockholders, you are requested to submit your proxy over the Internet, by telephone or by signing and dating the enclosed proxy as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). If you attend the Annual Meeting of Stockholders and file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

By Order of the Board of Directors

MyoKardia, Inc.

/s/ Tassos Gianakakos

Tassos Gianakakos

President and Chief Executive Officer

South San Francisco, California

April 28, 2016

Your vote is important, whether or not you expect to attend the Annual Meeting of Stockholders. You are urged to vote either via the Internet or telephone, or vote by mail by requesting a printed copy of the proxy card, as instructed in the Important Notice Regarding the Availability of Proxy Materials that you will receive in the mail. Voting promptly will help avoid the additional expense of further solicitation to assure a quorum at the meeting.

MYOKARDIA, INC.

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

June 7, 2016

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies for use prior to or at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of MyoKardia, Inc. (the “Company”), a Delaware corporation, to be held at 10:00 a.m., local time, on Tuesday, June 7, 2016 and at any adjournments or postponements thereof for the following purposes:

•	To elect two Class I directors, as nominated by the Company’s Board of Directors (“Board of Directors”), to hold office until the 2019 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016;

•	To ratify the Company’s 2015 Stock Option and Incentive Plan; and

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Annual Meeting will be held at the offices of the Company, 333 Allerton Avenue, South San Francisco, California 94080.

Solicitation

This solicitation is made on behalf of the Board of Directors. We will bear the costs of preparing, mailing, online processing and other costs of the proxy solicitation made by our Board of Directors. Certain of our officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to such officers, directors or regular employees for such services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy materials to stockholders.

Important Notice Regarding the Availability of Proxy Materials

The proxy statement and the Company’s 2015 Annual Report on Form 10-K (the “Annual Report”) are available electronically at www.proxyvote.com.

Voting Rights and Outstanding Shares

Only holders of record of our common stock as of the close of business on April 15, 2016 are entitled to receive notice of, and to vote at, the Annual Meeting. Each holder of common stock will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on April 15, 2016, there were 27,016,081 shares of common stock issued and outstanding.

A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of the outstanding shares of our common stock (present in person or represented by proxy) will constitute a quorum. We will appoint an inspector of elections for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or in person at the Annual Meeting. Abstentions, withheld votes and broker non-votes (which occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner) are counted as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

Votes Required for Each Proposal

To elect our directors and approve the other proposals being considered at the Annual Meeting, the voting requirements are as follows:

Proposal	Vote Required	Discretionary Voting Permitted?
Election of Directors	Plurality	No
Ratification of PricewaterhouseCoopers LLP	Majority	Yes
Ratification of 2015 Stock Option and Incentive Plan	Majority	No

“Discretionary Voting Permitted” means that brokers will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from their client.

“Majority” means a majority of the votes properly cast for and against such matter.

“Plurality” means a plurality of the votes properly cast on such matter. For the election of directors, the two nominees receiving the plurality of votes entitled to vote and cast will be elected as directors.

The vote required and method of calculation for the proposals to be considered at the Annual Meeting are as follows:

Proposal One—Election of Directors. If a quorum is present, the director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” for any nominee by specifying the name of the nominee on your proxy card. Proposal One is not considered to be a discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors.

Proposal Two—Approval of the Ratification of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Proposal Two is considered to be a discretionary item, and your broker will be able to vote on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.

Proposal Three—Approval of the Ratification of the Company’s 2015 Stock Option and Incentive Plan. Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against such matter. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this matter, your shares will not be counted as “votes cast” with respect to such matter, and the abstention will have no effect on the proposal. Proposal Three is not considered to be a discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Broker non-votes will not be counted as “votes cast” and will therefore have no effect on the proposal.

We request that you vote your shares by proxy following the methods as instructed by the notice: over the Internet, by telephone or by mail. If you choose to vote by mail, your shares will be voted in accordance with your voting instructions if the proxy card is received prior to or at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, your shares will be voted FOR (i) the election of each of the Company’s two (2) nominees as Class I directors; (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016; (iii) the ratification of our 2015 Stock Option and Incentive Plan; and (iv) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.

Voting by Proxy Over the Internet or by Telephone

Stockholders whose shares are registered in their own names may vote by proxy by mail, over the Internet or by telephone. Instructions for voting by proxy over the Internet or by telephone are set forth on the notice of proxy materials. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on Monday, June 6, 2016. The notice will also provide instructions on how you can elect to receive future proxy materials electronically or in printed form by mail. If you choose to receive future proxy materials electronically, you will receive an email next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive proxy materials electronically or in printed form by mail will remain in effect until you terminate such election.

If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that also permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this Proxy Statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

Revocability of Proxies

Any proxy may be revoked at any time before it is exercised by filing an instrument revoking it with the Company’s Secretary or by submitting a duly executed proxy bearing a later date prior to the time of the Annual Meeting. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then attend the Annual Meeting and desire to vote in person are requested to notify the Secretary in writing prior to the time of the Annual Meeting. We request that all such written notices of revocation to the Company be addressed to Jake Bauer, Assistant Secretary, c/o MyoKardia, Inc., at the address of our principal executive offices at 333 Allerton Avenue, South San Francisco, CA 94080. Our telephone number is (650) 741-0900. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.

Stockholder Proposals to be Presented at the Next Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit proposals to the Board of Directors to be presented at the 2017 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at our principal executive offices at the address set forth above no later than December 29, 2016 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting. If the date of the 2017 annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the U.S. Securities and Exchange Commission (the “SEC”). A proposal submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered untimely if received after March 13, 2017.

Our Amended and Restated Bylaws (“Bylaws”) also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Assistant Secretary at our principal executive offices at the address set forth above no earlier than February 7, 2017 and no later than March 9, 2017. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice.

The Board of Directors, a designated committee thereof or the chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our certificate of incorporation provides for a Board of Directors that is divided into three classes. The term for each class is three years, staggered over time. This year, the term of the directors in Class I expires. Our two Class I directors will each stand for re-election at the Annual Meeting. Our Board of Directors is currently comprised of seven (7) members. If both of the Class I director nominees are elected at the Annual Meeting, the composition of our Board of Directors will be as follows: Class I—Mr. Kevin Starr and Dr. Sunil Agarwal; Class II—Dr. Charles Homcy and Mr. Mark Perry; and Class III—Mr. Tassos Gianakakos, Dr. Eric Topol and Ms. Mary B. Cranston.

In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the two Class I nominees designated below to serve until the 2019 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Each nominee is currently a director. The Board of Directors expects that each nominee will be available to serve as a director, but if any such nominee should become unavailable or unwilling to stand for election, it is intended that the shares represented by the proxy will be voted for such substitute nominee as may be designated by the Board of Directors. The biographies of our directors and their ages as of March 31, 2016 are set forth below.

Name	Age	Position
Kevin P. Starr (1)	53	Director
Sunil Agarwal, M.D. (1)(4)	46	Director
Charles Homcy, M.D. (2)(4)	67	Director
Mark Perry (1)(2)(3)	60	Director
Tassos Gianakakos	43	President, Chief Executive Officer and Director
Eric Topol, M.D. (2)(3)(4)	61	Director
Mary B. Cranston (1)(5)	68	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Member of the Science and Technology Committee.
(5)	Ms. Cranston joined our Board of Directors in April 2016.

Nominees for Director

Class I:

The persons listed below are nominated for election to Class I of the Board of Directors to serve a three-year term ending at the 2019 annual meeting of stockholders and until their successors are elected and qualified.

The Board of Directors recommends that you vote FOR the following nominees.

Kevin P. Starr. Mr. Starr has served as a member of our Board of Directors since June 2012. In April 2007, Mr. Starr co-founded Third Rock Ventures, where he remains a partner. From January 2003 to March 2007, Mr. Starr undertook a number of entrepreneurial endeavors in the life science and entertainment industries. From December 2001 to December 2002, Mr. Starr served as chief operating officer of Millennium Pharmaceuticals, Inc., a biopharmaceutical company. He also served as Millennium Pharmaceuticals’ chief financial officer from December 1998 to December 2002. Mr. Starr currently serves as the interim chief executive officer of Decibel Therapeutics, Inc. Mr. Starr currently serves on the board of directors of Sage Therapeutics, Inc., Alnylam Pharmaceuticals, Inc., PanOptica, Inc., Afferent Pharmaceuticals, Inc., Ember Therapeutics Inc. and Zafgen, Inc., all biopharmaceutical companies. Mr. Starr received an M.S. in corporate finance from Boston College and a

B.S./B.A. in mathematics and business from Colby College. Mr. Starr’s qualifications to serve on our Board of Directors include his executive management roles with responsibility over key financial and business planning functions and experience in the formation, development and business strategy of multiple start-up companies in the life sciences sector.

Sunil Agarwal, M.D. Dr. Agarwal has served as a member of our Board of Directors since March 2016. Since August 2014, Dr. Agarwal has served as the Chief Medical Officer and Senior Vice President of Ultragenyx Pharmaceutical Inc., a biopharmaceutical company. Prior to Ultragenyx, Dr. Agarwal served in various leadership capacities at Genentech, Inc. (acquired by Roche Holdings, Inc.) for 11 years. Most recently, he held the position of Senior Vice President and Global Head of Clinical Development for OMNI (Ophthalmology, Metabolism, Neurosciences, Immunology and Infectious Diseases) from January 2013 to July 2014. Prior to that, Dr. Agarwal held the positions of Senior VP for Immunology and Infectious Diseases, and VP for Rheumatology from July 2009 to December 2012. He also held the position of VP of Genentech Drug Safety from January 2009 to July 2009. From September 2003 to January 2009, Dr. Agarwal held positions of increasing responsibility in Genentech’s Immunology clinical organization, and was involved in the development oversight of multiple molecules including Raptiva, Rituxan, and Ocrelizumab. Dr. Agarwal obtained his Bachelor of Science in Neuro-Biology at Cornell University and then earned his medical degree from Tufts University School of Medicine. He completed his residency at Children’s National Medical Center (CNMC), Washington, D.C. and subsequently joined the facility at George Washington University School of Medicine as an Assistant Clinical Professor of Pediatrics. He practiced in the Pediatric Emergency Department at CNMC. Dr. Agarwal’s qualifications to serve on our Board of Directors include his significant experience serving in professional and management positions in the biotechnology industry.

Class II: Currently Serving Until the 2017 Annual Meeting

Charles Homcy, M.D. Dr. Homcy has served as a member of our Board of Directors since June 2012. In 2010, Dr. Homcy joined Third Rock Ventures, a venture capital firm, as a venture partner. He served as president and chief executive officer of Portola Pharmaceuticals, Inc., a biopharmaceutical company, since co-founding the company in 2003 until 2010. Prior to that, Dr. Homcy served as the president of research and development at Millennium Pharmaceuticals, a biopharmaceutical company, following its acquisition of COR Therapeutics, Inc. in 2002. He joined COR Therapeutics in 1995 as executive vice president of research and development, and he served as a director of the company from 1998 to 2002. Dr. Homcy has been a clinical professor of medicine at the University of California, San Francisco Medical School, and attending physician at the San Francisco Veterans Affairs Hospital since 1997. He was previously president of the medical research division of American Cyanamid-Lederle Laboratories, a division of Wyeth-Ayest Laboratories. He currently serves as co-chairman of the board of directors of Portola Pharmaceuticals, Inc. and on the board of directors of Global Blood Therapeutics, Inc., and TOPICA Pharmaceuticals, Inc., all biopharmaceutical companies. Dr. Homcy holds a B.A. and an M.D. from Johns Hopkins University. Dr. Homcy’s qualifications to serve on our Board of Directors include his significant experience building and leading successful biotechnology companies and his scientific expertise.

Mark L. Perry. Mr. Perry has served as a member of our Board of Directors since December 2012. From October 2012 to October 2013, Mr. Perry served as an entrepreneur-in-residence at Third Rock Ventures. Since August 2011, he has served on various boards of companies and non-profit organizations. In October 2004, Mr. Perry joined Aerovance, Inc. as a director, and he served as president and chief executive officer of Aerovance from February 2007 to October 2011. Prior to that, Mr. Perry served as the senior business advisor of Gilead Sciences, Inc., a biopharmaceutical company, from April 2004 to February 2007 and as an executive officer from May 1994 to April 2004, during which time he served in a variety of capacities, including general counsel, chief financial officer and executive vice president of operations. Earlier in his career, Mr. Perry served as an attorney at Cooley LLP, and was a partner of the firm from 1987 to 1994. Mr. Perry currently serves as a director of Nvidia Corporation, a visual computing company, and Global Blood Therapeutics, Inc., a biopharmaceutical company. Mr. Perry is also a member of the California State Bar Association and the Association of Bioscience Financial Officers, and serves on several nonprofit boards. Mr. Perry holds a B.A.

from the University of California, Berkeley, and a J.D. from the University of California, Davis. Mr. Perry’s qualifications to serve on our Board of Directors include more than 30 years of experience serving in professional and management positions in the biotechnology industry.

Class III: Currently Serving Until the 2018 Annual Meeting

Tassos Gianakakos. Mr. Gianakakos has served as our Chief Executive Officer and President since October 2013 and has been a member of our Board of Directors since October 2013. Prior to joining us, Mr. Gianakakos was senior vice president and chief business officer at MAP Pharmaceuticals, Inc., a biopharmaceutical company, from September 2006 to March 2013 when it was acquired by Allergan PLC. Prior to MAP Pharmaceuticals, Mr. Gianakakos led the formation of Codexis, Inc., a spin-off of Maxygen, Inc., in 2001. At Codexis, Mr. Gianakakos served as president and senior vice president, business development, and global head of Codexis’ Pharmaceuticals Business Unit. Before forming Codexis, Mr. Gianakakos was director of business development at Maxygen, a biocatalyst development company, where he led the company’s business development efforts for its vaccine and bio-industrial platforms, as well as financing activities including the company’s initial public offering. Prior to Maxygen, Mr. Gianakakos was a process engineer in Merck & Co., Inc.’s vaccine division. Mr. Gianakakos holds B.Sc. degrees in chemical engineering and economics from the Massachusetts Institute of Technology, an M.Sc. in biotechnology from Northwestern University and an M.B.A. from Harvard Business School. Mr. Gianakakos’ qualifications to serve on our Board of Directors include his role as our principal executive officer and more than 15 years of management experience in the pharmaceutical industry.

Eric J. Topol, M.D. Dr. Topol has served as a member of our Board of Directors and as chair of our Science and Technology Committee since September 2015. Since 2007, Dr. Topol has served as a Professor of Translational Genomics at the Scripps Research Institute, the Director of the Scripps Translational Science Institute, a Senior Consultant in the Division of Cardiovascular Diseases at Scripps Clinic and the Chief Academic Officer for Scripps Health, where in 2009 he was named the Gary and Mary West Chair of Innovative Medicine. Dr. Topol has also served as Editor-in-Chief of Medscape since 2013. From 1991 to 2006, Dr. Topol was at Cleveland Clinic, where he served as Chairman of the Department of Cardiovascular Medicine, and additionally as Chief Academic Officer from 2000 to 2005. Additionally, Dr. Topol was the Founder and Provost of the Cleveland Clinic Lerner College of Medicine. From 1985 to 1991, Dr. Topol was a Professor with Tenure in the Department of Internal Medicine at the University of Michigan. Dr. Topol currently serves as a director of DexCom, Inc., a medical device company and Molecular Stethoscope, Inc. Dr. Topol holds a B.A., with highest distinction, in Biomedicine from the University of Virginia and an M.D., with honor, from the University of Rochester. Dr. Topol completed residency training in Internal Medicine at University of California, San Francisco and fellowship training in Cardiology at Johns Hopkins University. He was elected to the Institute of Medicine of the National Academy of Sciences in 2004. Dr. Topol’s qualifications to serve on our Board of Directors include his significant expertise in cardiology, clinical research, translational medicine, genetics and digital health.

Mary B. Cranston. Ms. Cranston has served as a member of our Board or Directors since April 2016. Since December 2012 when she retired from her position as the Firm Senior Partner and Chair Emeritus of Pillsbury Winthrop Shaw Pittman LLP, an international law firm, Ms. Cranston has served on various boards of companies and non-profits. Ms. Cranston was the Chair and Chief Executive Officer of Pillsbury from January 1999 until April 2006, and continued to serve as Chair of the firm until December 2006. Ms. Cranston currently serves as a director of Visa, Inc., a multinational financial services company, and The Chemours Company, a global chemical company. Ms. Cranston previously served as a director of GrafTech International, Ltd. (acquired by Brookfield Asset Management), Juniper Networks, Inc., a manufacture of news networks products and infrastructure, Exponent, Inc. and International Rectifier Corporation. Ms. Cranston holds an A.B. degree in Political Science from Stanford University, a Juris Doctor degree from Stanford Law School, and a Master of Arts degree in Educational Psychology from the University of California, Los Angeles. Ms. Cranston is qualified to serve on our Board of Directors because during her tenure at the Pillsbury law firm, Ms. Cranston gained a broad understanding of the business and regulation of the financial services industry as well as of the management of a global enterprise. Ms. Cranston’s qualifications to serve on our Board of Directors include her experience as a director of four other U.S. publicly-traded companies, where she has regularly reviewed corporate strategies, financial and operational risks and her management of legal risks for many public companies throughout her career.

Board of Directors’ Role in Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, clinical and regulatory matters, operations and intellectual property. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of our Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables our Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on the Company.

Board of Directors and Committees of the Board

During 2015, the Board of Directors held a total of five meetings. All directors attended at least 75% of the total number of Board meetings and all directors attended at least 75% of the total number of meetings of Board committees on which the director served during the time he served on the Board or such committees.

Our Board of Directors has determined that all of our directors, except for Messrs. Tassos Gianakakos and Kevin Starr and Dr. Charles Homcy, are independent, as determined in accordance with the rules of The NASDAQ Stock Market (“NASDAQ”) and the SEC. In making such independence determination, the Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors also considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.

The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Science and Technology Committee. Our Nominating and Corporate Governance Committee is composed entirely of independent directors in accordance with current NASDAQ listing standards. In accordance with the NASDAQ transition rules and the phase-in provisions of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our Audit Committee and Compensation Committee are comprised of a majority of directors who are independent for purposes of serving on such committees. We plan to have an Audit Committee and a Compensation Committee comprised solely of independent directors within one year of our listing on NASDAQ. Copies of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters and our corporate governance guidelines are available, free of charge, on our website at http://www.MyoKardia.com, under the “Investors & Media/Corporate Governance” link.

Audit Committee

Mr. Kevin Starr, Mr. Mark Perry, Ms. Cranston and Dr. Agarwal currently serve on the Audit Committee, which is chaired by Ms. Cranston. Our Board of Directors has determined that each of Ms. Cranston, Mr. Starr and Mr. Perry is an “Audit Committee financial expert,” as defined under the applicable rules of the SEC. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall internal audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•	recommending, based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases and scripts.

During 2015, the Audit Committee held one meeting.

Compensation Committee

Mr. Perry, Dr. Homcy and Dr. Topol currently serve on the Compensation Committee, which is chaired by Mr. Perry. The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and determining the compensation of our Chief Executive Officer;

•	reviewing and approving the compensation of our other officers;

•	reviewing and establishing our overall management compensation, philosophy and policy;

•	overseeing and administering our compensation and similar plans;

•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable NASDAQ Stock Market rules;

•	retaining and approving the compensation of any compensation advisors;

•	reviewing and approving our policies and procedures for the grant of equity-based awards;

•	reviewing and making recommendations to our Board of Directors with respect to director compensation;

•	preparing the compensation committee report required by the SEC rules to be included in our annual proxy statement; and

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.

Pursuant to its charter, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation. The Compensation Committee engaged Compensia, Inc. (“Compensia”), Radford Consulting (“Radford”) and Arnosti Consulting (“Arnosti”) as compensation consultants in 2015. The Compensation Committee instructed certain of these consultants to develop a peer group of companies to assess the competitiveness of the executive, equity and Board of Directors compensation programs and to review the Company’s equity program and broader equity practices. Our Compensation Committee plans to retain one or more third-party compensation advisors to provide similar information and advice in future years for consideration in establishing overall compensation for the Company’s executives and directors. We do not believe the retention of, and the work performed by, Compensia, Radford or Arnosti creates any conflict of interest.

During 2015, the Compensation Committee held one meeting.

Nominating and Corporate Governance Committee

Mr. Perry and Dr. Topol currently serve on the Nominating and Corporate Governance Committee, which is chaired by Mr. Perry. The Nominating and Corporate Governance Committee’s responsibilities include:

•	developing and recommending to the Board of Directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating Board of Director candidates, including nominees recommended by stockholders;

•	reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board’s committees;

•	developing and recommending to the Board of Directors a code of business conduct and ethics and a set of corporate governance guidelines;

•	developing a mechanism by which violations of the code of business conduct and ethics can be reported in a confidential manner;

•	overseeing the evaluation of the Board of Directors and its committees; and

•	reviewing and discussing with the Board of Directors the corporate succession plans for the Chief Executive Officer and other executive officers.

During 2015, the Nominating and Corporate Governance Committee did not hold any meetings.

Science and Technology Committee

Dr. Topol, Dr. Homcy and Dr. Agarwal currently serve on the Science and Technology Committee, which is chaired by Dr. Topol. The Science and Technology Committee’s responsibilities include:

•	advising and recommending approval of and changes to research and development strategy to our Board of Directors;

•	ensuring that appropriate metrics are established to track performance towards research and development goals;

•	assisting scientific leadership in the creation and evaluation of standing advisory boards for the purpose of providing strategic input into research and development planning;

•	ensuring that our investments in research and development integrate new and emerging trends in pharmaceutical science, technology and regulation;

•	reviewing, evaluating and advising our Board of Directors regarding our progress in achieving its long-term strategic research and development goals and objectives;

•	reviewing, evaluating and advising our Board of Directors regarding the quality, direction and competitiveness of our research and development programs;

•	providing assistance to the Compensation Committee in setting any pipeline or development performance goals under our incentive compensation programs and reviewing the performance results;

•	providing assistance to the Compensation Committee in assessing the capabilities of our key scientific personnel, and the depth and breadth of our scientific resources; and

•	at the direction of the Nominating and Corporate Governance Committee, performing a periodic performance evaluation of the Committee and report to our Board of Directors on the results of such evaluation.

During 2015, the Science and Technology Committee did not hold any meetings.

Board Leadership

We do not currently have a Chairman of the Board; however, we have appointed Mark L. Perry to serve as our lead independent director. We believe that the appointment of a lead independent director allows our Chief Executive Officer to focus on our day-to-day business, while allowing the lead independent director to lead our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our lead independent director, particularly as our Board of Directors’ oversight responsibilities continue to grow.

While our Bylaws and corporate governance guidelines do not require that we appoint a separate Chairman of the Board or lead independent director and Chief Executive Officer, our Board of Directors believes that having a Chief Executive Officer and a separate lead independent director is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Director Nominations

The director qualifications developed to date focus on what our Board believes to be essential competencies to effectively serve on the Board of Directors. The Nominating and Corporate Governance Committee must reassess such criteria from time to time and submit any proposed changes to the Board of Directors for approval. Presently, at a minimum, the Nominating and Corporate Governance Committee must be satisfied that each nominee it recommends (i) has experience at a strategic or policymaking level in a business, government, non-

profit or academic organization of high standing, (ii) is highly accomplished in his or her respective field, with superior credentials and recognition, (iii) is well regarded in the community and has a long-term reputation for high ethical and moral standards, (iv) has sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such nominee may serve, and (v) to the extent such nominee serves or has previously served on other boards, the nominee has a demonstrated history of actively contributing at board meetings.

In addition to those minimum qualifications, the Nominating and Corporate Governance Committee recommends that our Board of Directors select persons for nomination to help ensure that:

•	a majority of our Board is “independent” in accordance with NASDAQ standards; provided, that prior to the date one year after the effectiveness of the Company’s registration statement on Form S-1, the Board may consist of less than a majority of independent directors, subject to compliance with applicable NASDAQ transition rules;

•	each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be comprised entirely of independent directors, subject to compliance with applicable NASDAQ transition rules; and

•	at least one member of the Audit Committee shall have the experience, education and other qualifications necessary to qualify as an “Audit Committee financial expert” as defined by the rules of the SEC.

In addition to other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and compensation of the Board of Directors, the Nominating and Corporate Governance Committee may consider the following factors when recommending that our Board select persons for nomination:

•	whether a nominee has direct experience in the biotechnology or pharmaceuticals industry or in other fields relevant to the Company’s operations; and

•	whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Although the Nominating and Corporate Governance Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, which is not only limited to race, gender or national origin, we have no formal policy regarding board diversity.

The Nominating and Corporate Governance Committee adheres to the following process for identifying and evaluating nominees for the Board of Directors. First, it solicits recommendations for nominees from non-management directors, our Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Corporate Governance Committee then reviews and evaluates the qualifications of proposed nominees and conducts inquiries it deems appropriate; all proposed nominees are evaluated in the same manner, regardless of who initially recommended such nominee. In reviewing and evaluating proposed nominees, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by our Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed nominee, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board.

If the Nominating and Corporate Governance Committee decides to retain a third-party search firm to identify proposed nominees, it has sole authority to retain and terminate such firm and to approve any such firm’s fees and other retention terms.

Each nominee for election as director at the 2016 Annual Meeting is recommended by the Nominating and Corporate Governance Committee and is presently a director and stands for re-election by the stockholders. From time to time, the Company may pay fees to third-party search firms to assist in identifying and evaluating potential nominees, although no such fees have been paid in connection with nominations to be acted upon at the 2016 Annual Meeting.

Pursuant to our Bylaws, stockholders who wish to nominate persons for election to the Board of Directors at an annual meeting must be a stockholder of record at the time of giving the notice, entitled to vote at the meeting, present (in person or by proxy) at the meeting and must comply with the notice procedures in our Bylaws. A stockholder’s notice of nomination to be made at an annual meeting must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. However, if an annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered no later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which the first public announcement of the date of such annual meeting was made. A stockholder’s notice of nomination may not be made at a special meeting unless such special meeting is held in lieu of an annual meeting. The stockholder’s notice must include the following information for the person making the nomination:

•	name and address;

•	the class and number of shares of the Company owned beneficially or of record;

•	disclosure regarding any derivative, swap or other transactions which give the nominating person economic risk similar to ownership of shares of the Company or provide the opportunity to profit from an increase in the price of value of shares of the Company;

•	any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;

•	any agreement, arrangement, understanding or relationship engaged in for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Company;

•	any rights to dividends or other distributions on the shares that are separate from the underlying shares;

•	any performance-related fees that the nominating person is entitled to based on any increase or decrease in the value of any shares of the Company;

•	a description of all agreements, arrangements or understandings by and between the proposing stockholder and another person relating to the proposed business (including an identification of each party to such agreement, arrangement or understanding and the names, addresses and class and number of shares owned beneficially or of record of other stockholders known by the proposing stockholder support such proposed business);

•	a statement whether or not the proposing stockholder will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all shares of capital stock required to approve the proposal or, in the case of director nominations, at least the percentage of voting power of all of the shares of capital stock reasonably believed by the proposing stockholder to be sufficient to elect the nominee; and

•	any other information relating to the nominating person that would be required to be disclosed in a proxy statement filed with the SEC.

With respect to proposed director nominees, the stockholder’s notice must include all information required to be disclosed in a proxy statement in connection with a contested election of directors or otherwise required pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

For matters other than the election of directors, the stockholder’s notice must also include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of the stockholder(s) proposing the business.

The stockholder’s notice must be updated and supplemented, if necessary, so that the information required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.

The Board of Directors, a designated committee thereof or the chairman of the meeting will determine if the procedures in our Bylaws have been followed, and if not, declare that the proposal or nomination be disregarded. The nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation of the nominee’s independence. There have been no material changes to the process by which stockholders may recommend nominees to our Board of Directors.

Stockholder Communications with the Board of Directors

Stockholders may send correspondence to the Board of Directors c/o the Chairman of the Board at our principal executive offices at the address set forth above. The Company will forward all correspondence addressed to the Board or any individual Board member. Stockholders may also communicate online with our Board of Directors as a group by accessing our website (www.MyoKardia.com) and selecting the “Investors & Media” tab.

Director Attendance at Annual Meetings

Directors are encouraged to attend the Annual Meeting.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is, or has at any time during the past fiscal year been, an officer or employee of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of the members of the Compensation Committee has formerly been an officer of the Company. None of our executive officers serve, or in the past fiscal year, have served as a member of the Board of Directors or Compensation Committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Director Compensation

In October 2015, our Board of Directors adopted a non-employee director compensation policy, which became effective upon the completion of our initial public offering in November 2015, that is designed to provide a total compensation package that enables us to attract and retain, on a long-term basis, high-caliber non-employee directors. In March 2016, the policy was amended to provide for the payment of annual cash retainers for service on the Science and Technology Committee. Under this policy, all non-employee directors are paid cash compensation for service on the Board of Directors and committees of the Board of Directors as set forth below, prorated based on days of service during a calendar year.

Board of Directors	Annual Retainer
All non-employee members	$35,000

Audit Committee:
Chairperson	$15,000
Non-Chairperson members	$7,500

Compensation Committee:
Chairperson	$10,000
Non-Chairperson members	$5,000

Nominating and Corporate Governance Committee:
Chairperson	$7,500
Non-Chairperson members	$3,500

Science and Technology Committee:
Chairperson	$10,000
Non-Chairperson members	$5,000

In addition, under the policy, each new non-employee director who is initially appointed or elected to our Board of Directors will receive an option grant to purchase up to 22,000 shares of common stock, which will vest in equal monthly installments during the 48 months following the grant date, subject to the director’s continued service on our Board of Directors. Thereafter, on the date of each annual meeting of stockholders, each continuing non-employee director will be eligible to receive an annual option grant to purchase up to 11,000 shares of common stock, which will vest in equal monthly installments during the 12 months following the date of grant, subject to the director’s continued service on our Board of Directors. All stock options granted to our non-employee directors pursuant to this policy are subject to full acceleration of vesting upon the consummation of a sale event. All of the foregoing options will be granted with an exercise price equal to the fair market value of our common stock on the date of grant and will be exercisable (to the extent vested) for up to one year following cessation of the director’s service on our Board of Directors, so long as the director was not removed for cause. Our non-employee directors may also be granted such additional stock options in such amounts and on such dates as our Board of Directors may recommend.

We have agreed to reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending Board and committee meetings.

Director Compensation Table—2015

The following table sets forth information with respect to the compensation earned by our non-employee directors during the fiscal year ended December 31, 2015. Mr. Gianakakos does not receive compensation for service on the Board of Directors and the compensation paid to Mr. Gianakakos as an employee of the Company is set forth under the heading “Compensation of Executive Officers—Summary Compensation Table” below. Mary B. Cranston and Sunil Agarwal each joined our Board of Directors in 2016, and accordingly, did not receive any compensation from us during the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Kevin Starr (2)	$8,791	$—	$—	$8,791
Charles Homcy, M.D. (3)	$8,352	$—	$38,539	$46,891
Mark Perry (4)	$36,799	$179,185	$—	$215,985
Eric Topol, M.D. (5)	$7,648	$406,421	$—	$414,069
Sunil Agarwal, M.D. (6)	$—	$—	$—	$—
Mary Cranston (7)	—	—	—	—

(1)	In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2015 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC 718”). Assumptions used in the calculation of these amounts are included in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. These amounts do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.
(2)	Mr. Starr did not hold any stock options or other equity compensation awards as of December 31, 2015.
(3)	Dr. Homcy did not hold any stock options or other equity compensation awards as of December 31, 2015. Amount disclosed under “All Other Compensation” for Dr. Homcy represents principal and interest forgiven in September 2015 under a loan from the Company to Dr. Homcy made in March 2013 in connection with Dr. Homcy’s purchase of shares of restricted common stock.
(4)	Mr. Perry held stock options to purchase an aggregate of 21,800 shares of common stock as of December 31, 2015.
(5)	Dr. Topol was appointed to the Board of Directors in October 2015 and held stock options to purchase an aggregate of 43,537 shares of common stock as of December 31, 2015.
(6)	Dr. Agarwal was appointed to the Board of Directors in March 2016.
(7)	Ms. Cranston was appointed to the Board of Directors in April 2016.

Required Vote

The two (2) nominees receiving the highest number of affirmative votes of all the votes properly cast shall be elected as Class I directors to serve until the 2019 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the election of the two (2) Class I director nominees listed above.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

The Company’s organizational documents do not require that the stockholders ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, and stockholder ratification is not binding on the Company, the Board or the Audit Committee. The Company requests such ratification, however, as a matter of good corporate practice. The ratification of the selection of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Our Board, including our Audit Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the ratification of the selection of PricewaterhouseCoopers LLP as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns, although the Audit Committee, in its discretion, may still retain PricewaterhouseCoopers LLP.

The following table shows information about fees billed to the Company by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2015 and 2014:

Fees billed by PricewaterhouseCoopers LLP	2015	2014
Audit Fees (1)	$1,311,249	$572,500
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,311,249	$572,500

(1)	Includes fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statements, including, with respect to the year ended December 31, 2015, the filing of our registration statement on Form S-1 for our initial public offering. Included in the 2015 audit fees is $583,250 of fees billed in connection with our initial public offering.

Audit Committee Pre-Approval Policies

The Audit Committee is directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company’s independent registered public accounting firm. The Audit Committee shall pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board), except that pre-approval is not required for the provision of non-audit services if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. The Audit Committee may delegate to the chairperson of the Audit Committee the authority to grant pre-approvals for audit and non-audit services, provided such approvals are presented to the Audit Committee at its next scheduled meeting. All services provided by PricewaterhouseCoopers LLP during fiscal year 2015 following our initial public offering were pre-approved by the Audit Committee in accordance with the pre-approval policy described above, and all audit fees during fiscal year 2014 were approved by the Board of Directors.

Required Vote

The ratification of the selection of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

PROPOSAL 3

RATIFICATION OF 2015 STOCK OPTION AND INCENTIVE PLAN

Our Board of Directors believes that stock options and other stock-based incentive awards are an important part of compensation to our employees and consultants which allow the Company to stay competitive in the market for experienced employees while aligning the interests of employees with stockholders. As we advance our lead product candidate, MYK-461 through completion of Phase 2 clinical trials, and advance our ongoing preclinical discovery and research programs, we anticipate the need to hire additional personnel while maintaining our existing personnel in order to support these activities. As such, the Board of Directors believes that we need to maintain a competitive position in attracting, retaining and motivating employees and consultants. In order to remain competitive, a major component of employee compensation in the Bay Area market is the award of stock options, and it is incumbent upon the Board of Directors and the Company to ensure that the award of stock options under our 2015 Stock Option and Incentive Plan (the “2015 Plan”) is tax efficient under IRS regulations.

Prior to our initial public offering, the Board of Directors and our stockholders approved the 2015 Plan. Under pertinent IRS regulations, grants made to “Covered Employees” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code) under the 2015 Plan prior to the earlier of (i) the material modification of the 2015 Plan or (ii) our 2019 annual meeting of stockholders (the “Reliance Period”) are not subject to the cap on the Company’s tax deduction imposed by Section 162(m) of the Code with respect to compensation in excess of $1,000,000 per Covered Employee in any year. The Board of Directors seeks stockholders ratification of the 2015 Plan so that certain grants made to Covered Employees under the 2015 Plan, including stock options, stock appreciation rights and restricted stock awards and restricted stock units subject to performance-based vesting, will continue to qualify as “performance-based compensation” under Section 162(m) of the Code beyond the Reliance Period and therefore be exempt from the cap on the Company’s tax deduction imposed by Section 162(m) of the Code.

Our Board of Directors therefore believes that the ratification of the 2015 Plan is in the best interest of our stockholders given our current plans on hiring and the highly competitive environment in which we recruit and retain employees and consultants. If the stockholders do not ratify the 2015 Plan, the Company will either not make grants to Covered Employees under the 2015 Plan after the Reliance Period or will seek stockholder approval of a new stock plan before the end of the Reliance Period.

Summary of Material Features of the 2015 Plan

The material features of the 2015 Plan are:

•	1,650,000 shares of common stock were initially reserved for issuance under the 2015 Plan and, pursuant to Section 3 of the Plan, the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2017, by 4% of the number of shares of our common stock issued and outstanding on the immediately preceding December 31 or such lesser number as determined by the Board or the compensation committee (the “Annual Increase”);

•	Shares of common stock that are forfeited, cancelled, held back upon the exercise or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of common stock or otherwise terminated (other than by exercise) under the 2015 Plan and our 2012 Equity Incentive (the “2012 Plan”) are added back to the shares of common stock available for issuance under the 2015 Plan;

•	Shares of common stock reacquired by the Company on the open market will not be added to the reserved pool under the 2015 Plan;

•	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, cash-based awards, performance share awards and dividend equivalent rights is permitted;

•	No dividends or dividend equivalents may be paid on full value shares subject to performance vesting until such shares are actually earned upon satisfaction of the performance criteria;

•	Without stockholder approval, the exercise price of stock options and stock appreciation rights will not be reduced and stock options and stock appreciation rights will not be otherwise repriced through cancellation in exchange for cash, other awards or stock options or stock appreciation rights with a lower exercise price;

•	Any material amendment to the 2015 Plan is subject to approval by our stockholders; and

•	The term of the 2015 Plan will expire on October 16, 2025.

Based solely on the closing price of our common stock as reported by The NASDAQ Global Select Market on March 31, 2016, and the maximum number of shares that would have been available for awards as of such date, the maximum aggregate market value of the common stock that could potentially be issued under the 2015 Plan is $10,095,375.

Qualified Performance-Based Compensation under Section 162(m) of the Code

To ensure that certain awards granted under the 2015 Plan to Covered Employees qualify as “performance-based compensation” under Section 162(m) of the Code, the 2015 Plan provides that the compensation committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) achievement of specified research and development, publication, clinical and/or regulatory milestones, (2) total shareholder return, (3) earnings before interest, taxes, depreciation and amortization, (4) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (5) changes in the market price of the common stock, (6) economic value-added, (7) funds from operations or similar measure, (8) sales or revenue, (9) acquisitions or strategic transactions, (10) operating income (loss), (11) cash flow (including, but not limited to, operating cash flow and free cash flow), (12) return on capital, assets, equity or investment, (13) return on sales, (14) gross or net profit levels, (15) productivity, (16) expense, (17) margins, (18) operating efficiency, (19) customer satisfaction, (20) working capital, (21) earnings (loss) per share of common stock, (22) sales or market shares and (23) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The compensation committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 1,750,000 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 1,750,000 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $2,000,000 for any performance cycle.

The Board of Directors believes that it is important to maintain our flexibility to make awards to Covered Employees beyond the Reliance Period and to preserve our tax deduction for awards that qualify as “performance-based compensation” under Section 162(m) of the Code.

Summary of the 2015 Plan

The following description of certain features of the 2015 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2015 Plan, which is attached hereto as Appendix A.

Plan Administration. The 2015 Plan is administered by the compensation committee. The compensation committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2015 Plan. The compensation committee may delegate to our chief executive officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the 2015 Plan are those full or part-time officers, employees, non-employee directors and other key persons (including consultants) of the Company and its subsidiaries as selected from time to time by the compensation committee at its discretion. As of March 31, 2016, approximately 69 individuals are currently eligible to participate in the 2015 Plan, which includes six (6) executive officers, 57 employees who are not officers, and six (6) non-employee directors (including a director who joined our Board of Directors in April 2016).

Plan Limits. The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 1,750,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 1,750,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $2,000,000. In addition, no more than 1,650,000 shares of common stock may be issued in the form of incentive stock options, such number to be cumulatively increased on each January 1 by the lesser of the Annual Increase for such year or 3,300,000 shares of common stock.

Stock Options. The 2015 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2015 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the compensation committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be the last reported sale price of the shares of common stock on The NASDAQ Global Select Market on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the compensation committee and may not exceed ten years from the date of grant. The compensation committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the compensation committee. In general, unless otherwise permitted by the compensation committee, no option granted under the 2015 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the compensation committee or by delivery (or attestation to the ownership) of shares of common stock that are not then subject to any restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the compensation committee may permit non-qualified options to be exercised using a net exercise feature, which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The compensation committee may award stock appreciation rights subject to such conditions and restrictions as the compensation committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is ten years.

Restricted Stock Awards. The compensation committee may award shares of common stock to participants subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

Restricted Stock Units. The compensation committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period or for board fees in lieu of cash compensation. In the compensation committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of restricted stock units, subject to the participant’s compliance with the procedures established by the compensation committee and requirements of Section 409A of the Code. During the deferral period, the restricted stock units may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The compensation committee may also grant shares of common stock that are free from any restrictions under the 2015 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards. The compensation committee may grant cash bonuses under the 2015 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Performance Share Awards. The compensation committee may grant performance share awards to any participant that entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the compensation committee shall determine.

Dividend Equivalent Rights. The compensation committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Sale Event Provisions. The 2015 Plan provides that upon the effectiveness of a “sale event,” as defined in the 2015 Plan, the 2015 Plan and all awards thereunder will terminate, unless the parties to the sale event agree that such awards will be assumed or continued by the successor entity. In the event of such termination, (i) we may make or provide for a cash payment to participants holding options and stock appreciation rights, in exchange for the cancellation thereof, equal to the difference between the per share cash consideration in the sale event and the exercise price of the options or stock appreciation rights, (ii) each participant shall be permitted, within a specified period of time prior to the consummation of the sale event, as determined by the compensation committee, to exercise all outstanding options and stock appreciation rights (to the extent then exercisable) held by such participant, or (iii) we may fully vest all outstanding awards. Notwithstanding anything to the contrary in the 2015 Plan, in the event of a sale event, all options and stock appreciation rights shall accelerate and become exercisable in full, all other awards with time-based vesting conditions or restrictions shall become fully vested and nonforfeitable, and all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in the Committee’s discretion.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2015 Plan requires the compensation committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2015 Plan, to certain limits in the 2015 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2015 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the compensation committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the Company to withhold shares of common stock to be issued pursuant to exercise or vesting.

Amendments and Termination. The Board of Directors may at any time amend or discontinue the 2015 Plan and the compensation committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of the NASDAQ Stock Market, any amendments that materially change the terms of the 2015 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the compensation committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2015 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of 2015 Plan. The Board of Directors initially adopted the 2015 Plan on October 17, 2015 and it was approved by our stockholders on October 17, 2015 and became effective immediately prior to the consummation of our initial public offering. Awards of incentive options may be granted under the 2015 Plan until October 16, 2025. No other awards may be granted under the 2015 Plan after the date that is ten years from the date of stockholder approval.

Plan Benefits

Because the grant of awards under the 2015 Plan is within the discretion of the compensation committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2015 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2015 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during calendar year 2015: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

	Options
Name and Position	Average Exercise Price ($)	Number (#)
Tassos Gianakakos President and Chief Executive Officer	$1.51	431,290
Jonathan C. Fox, M.D., Ph.D. Chief Medical Officer	$1.51	19,047
Jake Bauer Vice President, Business Development and Business Operations	$1.51	36,734
Steven Chan Vice President, Corporate Controller	$1.51	20,407
Joseph Lambing, Ph.D. Senior Vice President, Nonclinical and Pharmaceutical Development	$1.51	57,142
Robert S. McDowell, Ph.D. Senior Vice President of Drug Discovery	$1.51	50,339
All current executive officers, as a group	$1.51	614,959
All current directors who are not executive officers, as a group	$6.03	65,337
All current employees who are not executive officers, as a group	$4.11	444,109

Tax Aspects under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2015 Plan. It does not describe all federal tax consequences under the 2015 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof and (ii) the Company will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally, (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Company receives a tax deduction for the same amount and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the 2014 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments,” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for certain awards under the 2015 Plan may be limited to the extent that the chief executive officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the principal financial officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2015 Plan is structured to allow certain awards to qualify as performance-based compensation.

Equity Compensation Plans

The following table sets forth information as of December 31, 2015 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the 2012 Plan, the 2015 Plan and our 2015 Employee Stock Purchase Plan (the “ESPP”).

	Equity Compensation Plan Information
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b) (1)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (2):	1,318,647	(3)	$2.29	(3)	1,752,071	(4)
Equity compensation plans not approved by security holders:	—		—		—
Total	1,318,647				1,752,071

(1)	The weighted average exercise price is calculated based solely on outstanding stock options.

(2)	The number of shares of common stock available for issuance under the 2015 Plan will be automatically increased each January 1, beginning with January 1, 2017, by the lesser of (i) 4% of the number of outstanding shares of the Company’s common stock on the immediately preceding December 31, and (ii) an amount as determined by the compensation committee of the Company’s Board of Directors. The number of shares of stock available for issuance under the ESPP will be automatically increased each January 1, beginning with January 1, 2017 and ending on January 1, 2025, by the lesser of: (i) 3,000,000 shares of common stock, (ii) 1% of the number of outstanding shares of common stock on the immediately preceding December 31 or (iii) such lesser amount of shares as determined by the compensation committee of the Company’s Board of Directors. These increases are not reflected in the table above.
(3)	Does not include purchase rights accruing under the ESPP because the purchase right (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.
(4)	Includes 1,497,071 shares of common stock remaining available for issuance under the 2015 Plan and 255,000 shares of common stock remaining available for issuance under the ESPP as of December 31, 2015.

Required Vote

The ratification of the 2015 Stock Option and Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR the ratification of the 2015 Stock Option and Incentive Plan.

EXECUTIVE OFFICERS

The names of the executive officers of the Company, their ages as of March 31, 2016, and certain other information about them are set forth below (unless set forth elsewhere in this Proxy Statement).

Name	Age	Position
Tassos Gianakakos	43	President, Chief Executive Officer and Director
Jonathan C. Fox, M.D., Ph.D.	59	Chief Medical Officer
Jake Bauer	37	Vice President, Business Development and Business Operations
Steven Chan	44	Vice President, Corporate Controller
Joseph Lambing, Ph.D.	53	Senior Vice President, Nonclinical and Pharmaceutical Development
Robert S. McDowell, Ph.D.	58	Senior Vice President of Drug Discovery

Executive Officers

The biographies of our executive officers, other than Mr. Gianakakos, whose biography is set forth above, appear below.

Jonathan C. Fox, M.D., Ph.D. Dr. Fox has served as our Chief Medical Officer since March 2013. Prior to joining us, he served as vice president of clinical development at AstraZeneca plc, a global biopharmaceutical company, from November 2006 to July 2012 and before that served as an executive director at AstraZeneca from January 2004 to November 2006, with responsibility for the cardiovascular, metabolic and gastrointestinal products portfolio. Prior to AstraZeneca, he served as senior director, clinical cardiovascular research at Merck & Co. and director of clinical pharmacology at GlaxoSmithKline plc., a pharmaceutical company. Dr. Fox was a clinical professor of medicine at the University of Pennsylvania School of Medicine for two decades, and previously supervised a basic research laboratory focused on vascular biology. He serves as a consulting professor at Stanford University’s Cardiovascular Institute, as a consultant on Innovation, Technology and Alliances at the University of California, San Francisco, and is a longstanding Trustee of the Lankenau Institute for Medical Research in Wynnewood, PA. Dr. Fox also served a four-year term as the Industry Representative to the U.S. Food and Drug Administration’s Cardiovascular and Renal Drug Products Advisory Committee. Dr. Fox holds B.A., Ph.D. and M.D. degrees from the University of Chicago, and completed postgraduate training in internal medicine and cardiology at Duke University. We have entered into a Transition Services Agreement with Dr. Fox, pursuant to which Dr. Fox’s employment with the Company will end on September 30, 2016 and Dr. Fox will transition to a consultant position. For more information on the Transition Services Agreement, see “Compensation of Executive Officers—Transition Services Agreement with Jonathan Fox, M.D., Ph.D.”

Jake Bauer. Mr. Bauer has served as our Vice President, Business Development and Business Operations since July 2014. Prior to joining us, he was vice president, business operations and head of corporate development at Ablexis, LLC, a biotechnology company, from May 2011 to July 2014. At Ablexis, he led the development and implementation of the company’s corporate strategy and business development activities and oversaw business operations. Prior to Ablexis, Mr. Bauer was a principal at Third Rock Ventures, where he identified, evaluated and developed new opportunities for investment, assisted with startup, corporate development and operations of portfolio companies, and negotiated financings from 2007 to 2011. While at Third Rock Ventures, he was actively involved in a variety of leading biopharmaceutical companies including Agios Pharmaceuticals, Inc., CytomX Therapeutics Inc., Global Blood Therapeutics, Inc. and Zafgen, Inc., all biopharmaceutical companies. Prior to Third Rock Ventures, Mr. Bauer served in roles in the investment group at Royalty Pharma AG and the business development group at Endo Pharmaceuticals Inc., and was previously a management consultant at Putnam Associates. Mr. Bauer holds a B.Sc. in biology and a B.A. in economics from Duke University and an M.B.A. from Harvard Business School.

Steven Chan. Mr. Chan has served as our Vice President, Corporate Controller since November 2014. Prior to joining us, he held senior management positions at Solta Medical, Inc., a global medical device company, where he was a vice president and corporate controller, responsible for leading day-to-day company-wide accounting and finance operations from June 2010 to July 2014. Prior to Solta Medical, Mr. Chan was vice president, finance at Moody’s Analytics Inc. from June 2007 to June 2010, worldwide revenue director at Polycom from October 2006 to June 2007, and a regional controller at Logitech International S.A. from August 2002 to October 2006. He started his career at KPMG LLP and has experience managing the accounting and finance functions at companies in varying stages of growth. Mr. Chan is a certified public accountant in California (inactive status) and holds a B.S. in business administration from the Haas School of Business at the University of California, Berkeley.

Joseph Lambing, Ph.D. Dr. Lambing has served as our Senior Vice President, Nonclinical and Pharmaceutical Development since March 2014. Prior to joining us, he was senior vice president of development for Portola Pharmaceuticals, Inc., a biopharmaceutical company, where he oversaw all preclinical and pharmaceutical development activities since the company’s founding from September 2003 to January 2013. Prior to Portola Pharmaceuticals, Dr. Lambing served as director of drug safety and disposition for Millennium Pharmaceuticals, Inc.’s, a biopharmaceutical company, San Francisco site from February 2002 to November 2003, and as a scientist and then director of DMPK and toxicology at COR Therapeutics, Inc. from November 1994 to February 2002. During his career, Dr. Lambing has contributed to numerous NDA and IND filings for more than a dozen new chemical entities, as well as numerous filings to support a variety of clinical trials in other countries. Dr. Lambing holds a B.S. in chemistry and a Ph.D. in biochemistry from the University of Missouri, and was a postdoctoral fellow at the University of California, San Diego.

Robert S. McDowell, Ph.D. Dr. McDowell has served as our Senior Vice President of Drug Discovery since July 2012. Prior to joining us, Dr. McDowell led drug discovery at 3-V Biosciences, Inc. from October 2008 to July 2012, advancing the company’s lead program into development. Prior to 3-V Biosciences, he served as vice president of research at Sunesis Pharmaceuticals, Inc., a biopharmaceutical company, from January 2000 to 2008, where he oversaw drug discovery, translational research and manufacturing functions. Prior to Sunesis Pharmaceuticals, Dr. McDowell led the structural chemistry group at Axys Pharmaceuticals, Inc. Before joining Axys, Dr. McDowell was a senior scientist at Genentech Inc., where he developed successful strategies for peptidomimetic design. Dr. McDowell has authored more than 40 peer-reviewed manuscripts and is an inventor on more than 20 issued U.S. patents. Dr. McDowell holds a B.S. in chemistry and physics from Butler University and a Ph.D. in chemistry from the University of California, Berkeley.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table presents information regarding the total compensation earned by each individual who served as our chief executive officer at any time during the fiscal year ended December 31, 2015 and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2015. We refer to these officers in this Proxy Statement as our named executive officers. The following table also sets forth information regarding total compensation awarded to, earned by and paid to certain of our named executive officers during the fiscal year ending December 31, 2014, to the extent they were named executive officers during 2014.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
Tassos Gianakakos	2015	405,600	—	836,432	(3)	185,570	500	(6)	1,427,603
President, Chief Executive Officer and Director	2014	375,000	—	—		112,875	500		488,875

Robert McDowell	2015	304,500	—	77,301	(4)	113,236	500	(6)	495,037
Senior Vice President of Drug Discovery	2014	285,375	—	10,078		61,418	500		357,371

Joseph Lambing	2015	307,290	—	113,678	(5)	103,518	500	(6)	524,486
Senior Vice President, Nonclinical and Pharmaceutical Development

(1)	In accordance with SEC rules, these columns reflect the aggregate full grant date fair value of restricted stock and option awards granted during the year in accordance with FASB ASC Topic 718. Pursuant to FASB ASC Topic 718, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions underlying the value of these restricted stock and options, see Part II, Item 8 “Financial Statements and Supplementary Data” of our 2015 Annual Report on Form 10-K in the Notes to Consolidated Financial Statements, Note 8, “Stock-based Compensation”.
(2)	The amounts reported for 2015 reflect the cash incentive compensation determined by our Compensation Committee based on achievement of certain research and development, clinical, financial and operational metrics related to our 2015 corporate objectives, as specified by our Board of Directors. These amounts were paid in 2016.
(3)	Includes (a) $698,612 representing the grant date fair value of an option to purchase 208,162 shares of common stock subject to time-based vesting and (b) $137,820 representing the grant date fair value of an option based on probable outcome to purchase 111,564 shares of common stock subject to vesting upon the achievement of certain performance criteria. The grant date fair value of the stock options granted to Mr. Gianakakos during 2015 with performance-based vesting assuming achievement of highest level of performance is $519,271.
(4)	Includes $77,301 representing the grant date fair value of an option to purchase 23,129 shares of common stock subject to time-based vesting. The grant date fair value of an additional stock option granted to Dr. McDowell during 2015 with performance-based vesting assuming achievement of the highest level of performance is $93,034.
(5)	Includes $113,678 representing the grant date fair value of an option to purchase 34,013 shares of common stock subject to time-based vesting. The grant date fair value of an additional stock option granted to Dr. Lambing during 2015 with performance-based vesting assuming achievement of the highest level of performance is $79,081.
(6)	Represents contributions by us in connection with 401(k) plan benefits.

Cash Incentive Compensation. In January 2016, the Board of Directors adopted the Company’s Senior Executive Cash Incentive Bonus Plan (the “Incentive Plan”), which applies to certain key executives (the

“Covered Executives”), that are recommended by the Compensation Committee and selected by the Board of Directors. The Incentive Plan provides for bonus payments based upon the attainment of performance objectives established by the Compensation Committee and related to operational and financial metrics with respect to the Company or any of its subsidiaries (the “Corporate Performance Goals”), which may include achievement of specified research and development, publication, clinical and/or regulatory milestones, total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation, stock compensation expense, restructuring charges and/or amortization), changes in the market price of the Company’s common stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of the Company’s common stock; bookings, new bookings or renewals; sales or market shares; number of customers, number of new customers or customer references; operating income and/or net annual recurring revenue. Any bonuses paid under the Incentive Plan will be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Corporate Performance Goals. The bonus formulas will be adopted in each performance period by the Compensation Committee and communicated to each Covered Executive. No bonuses will be paid under the Incentive Plan unless and until the Compensation Committee makes a determination with respect to the attainment of the performance objectives. Notwithstanding the foregoing, the Compensation Committee may adjust bonuses payable under the Incentive Plan based on achievement of individual performance goals or pay bonuses (including, without limitation, discretionary bonuses) to Covered Executives under the Incentive Plan based on individual performance goals and/or upon such other terms and conditions as the Compensation Committee may in its discretion determine.

Equity Incentive Compensation. We generally grant stock options to our employees, including our named executive officers, in connection with their initial employment with us. Prior to the pricing of our initial public offering in October 2015, we have also granted to employees, including certain of our named executive officers, at their election, shares of restricted stock purchased at fair market value, as determined by our Board of Directors at the time of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards held by each of our named executive officers as of December 31, 2015.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($) (9)
Tassos Gianakakos	—	(1)	208,162	(1)	—		1.51	6/3/2025	—		—
	—	(2)	—		111,564	(2)	1.51	6/3/2025	—		—
	—	(3)	—		111,564	(3)	1.51	6/3/2025	—		—
	—		—		—		—	—	313,912	(4)	4,601,949.92
Robert S. McDowell, Ph.D.	—	(1)	23,129	(1)	—		1.51	6/3/2025	—		—
	—	(2)	—		27,210	(2)	1.51	6/3/2025	—		—
	14,457	(5)	26,359	(5)	—		0.33	7/23/2024	—		—
	74,376	(6)	12,698	(6)	—		0.18	12/5/2022	—		—
Joseph Lambing	—		—		—		—	—	34,013	(7)	498,630.58
	—	(2)	—		23,129	(2)	1.51	6/3/2025	—		—
	—		—		—		—	—	48,979	(8)	718,032.14

(1)	25% of the shares underlying this option vest on June 4, 2016, while the remaining 75% of shares underlying this option vest in equal monthly installments over three years from July 4, 2016 to June 4, 2019.
(2)	The shares underlying this option will vest with respect to 25% of the underlying shares upon the achievement of each of four (4) specified regulatory and clinical milestones on or before certain specified dates, as determined by the Board of Directors.
(3)	The shares underlying the option will vest with respect to all of the underlying shares upon, and only upon, the Company’s initial achievement, on or before the date twenty-four months after the closing of the Company’s initial public offering, of a market capitalization of at least $2.0 billion based on a 20 consecutive trading-day sample simple moving average price for the Company’s Common Stock as reported on NASDAQ.
(4)	The shares of restricted stock vest in equal monthly installments from January 7, 2016 to October 7, 2017.
(5)	25% of the shares underlying this option vested on July 1, 2015, while the remaining 75% of shares underlying this option vest in equal monthly installments over three years from August 1, 2015 to July 1, 2018.
(6)	25% of the shares underlying this option vested on July 16, 2013, while the remaining 75% of shares underlying this option vest in equal monthly installments over three years from August 16, 2013 to July 16, 2016.
(7)	25% of the shares of restricted stock vest on June 4, 2016, while the remaining 75% of shares of restricted stock vest in equal monthly installments over three years from July 4, 2016 to June 4, 2019.
(8)	The shares of restricted stock vest in equal monthly installments from January 10, 2016 to March 10, 2018.
(9)	This amount reflects the closing market price of a share of our common stock as of December 31, 2015, multiplied by the amount shown in the column “Stock Awards—Number of shares of stock that have not vested.”

401(k) Savings Plan and Other Benefits

We maintain a tax-qualified retirement plan, or the 401(k) Plan, that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual Code limits. Employees’ pre-tax or Roth contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. Our 401(k) Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) with our 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to our 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from our 401(k) Plan. We make a matching contribution of $500 per year per employee. We also pay, on behalf of our employees, a portion of the premiums for health, life and disability insurance.

Employment Arrangements with Our Named Executive Officers

Change in Control Policy

We consider it essential to the best interests of our stockholders to foster the continuous employment of our key management personnel. In this regard, we recognize that the possibility of a change in control may exist and that the uncertainty and questions that it may raise among management could result in the departure or distraction of management personnel to the detriment of the Company and our stockholders. In order to reinforce and encourage the continued attention and dedication of certain key members of management, in October 2015, our Board of Directors adopted a Change in Control Policy (the “Policy”). Pursuant to the Policy, in the event the employment of any of our named executive officers is terminated by us or our acquirer or successor without Cause (as such term is defined in the 2015 Plan) within one year after the consummation of a sale event, he or she will be entitled to receive the following payments and benefits, subject to his or her execution and non-revocation of a severance agreement within 60 days following the date of such termination, including a general release of claims:

•	a lump sum cash payment equal to 12 months (or 18 months in the case of Mr. Gianakakos as our CEO) of the named executive officer’s then-current base salary;

•	payment of the named executive officer’s target annual incentive compensation;

•	if the named executive officer elects to continue his or her group healthcare benefits, payment of an amount equal to the monthly employer contribution we would have made to provide the named executive officer with health insurance if he or she had remained employed by us until the earlier of (i) 12 months (or 18 months in the case of Mr. Gianakakos as our CEO) following the date of termination or (ii) the end of the named executive officer’s COBRA health continuation period; and

•	all stock options and other stock-based awards with time-based vesting conditions granted to the named executive officer will become fully exercisable and non-forfeitable as of the date of the named executive officer’s termination.

In addition, upon a sale event, to the extent Section 280G of the Internal Revenue Code of 1986, as amended, is applicable, each named executive officer who is then employed with us will be entitled to receive the better treatment of: (i) payment of the full amounts set forth above to which the named executive officer is entitled or (ii) payment of such lesser amount that does not trigger excise taxes under Section 280G.

Employees who are party to an agreement or an arrangement with the Company that provides greater benefits in the aggregate than set forth in the Policy are not eligible to receive any payments or benefits under the Policy.

In addition, we have also entered into a written employment agreement with each of our named executive officers that provides for other compensation and benefits, as described below.

Tassos Gianakakos

We entered into an employment offer letter agreement with Mr. Gianakakos in September 2013, pursuant to which he began serving as our President and CEO in October 2013. The letter agreement entitled Mr. Gianakakos to an initial annual base salary of $375,000, subject to adjustment pursuant to our employee compensation policies in effect from time to time, and Mr. Gianakakos’ annual base salary is currently set at $459,545. Pursuant to the terms of his letter agreement and the Incentive Plan, Mr. Gianakakos is considered annually for a bonus target of up to 35% of his annual base salary, as determined by our board of directors based on a combination of our achievement of certain performance goals and Mr. Gianakakos achievement of individual goals. In connection with his appointment as CEO, we granted Mr. Gianakakos’ options to purchase 684,897 shares of our common stock pursuant to the terms of the 2012 Equity Incentive Plan and an option award agreement dated December 5, 2013.

Mr. Gianakakos is also eligible to receive certain post-termination compensation and benefits in accordance with the Policy described above.

Robert S. McDowell, Ph.D.

We entered into an employment offer letter agreement with Dr. McDowell in June 2012, pursuant to which he assumed the role of Vice President of Drug Discovery in July 2012. The agreement entitles Dr. McDowell to an initial annual base salary of $260,000, subject to adjustment pursuant to our employee compensation policies in effect from time to time, and Dr. McDowell’s annual base salary is currently set at $318,203. Pursuant to the terms of his agreement and the Incentive Plan, Dr. McDowell is considered annually for a bonus target of 20% of his annual base salary, as determined by the board of directors based on a combination of our achievement of certain performance goals and Dr. McDowell’s achievement of individual performance goals. Pursuant to the terms of his agreement, Dr. McDowell was issued an option to purchase 87,074 shares of our common stock on December 6, 2012 pursuant to the terms of the 2012 Equity Incentive Plan and an option award agreement.

Dr. McDowell is also eligible to receive certain post-termination compensation and benefits in accordance with the Policy described above.

Joseph Lambing, Ph.D.

We entered into an employment offer letter agreement with Dr. Lambing in February 2014, pursuant to which he assumed the role of Senior Vice President, Non-Clinical and Pharmaceutical Development in March 2014. The agreement entitles Dr. Lambing to an initial annual base salary of $300,000, subject to adjustment pursuant to our employee compensation policies in effect from time to time, and Dr. Lambing’s annual base salary is currently set at $316,509. Pursuant to the terms of his agreement and the Incentive Plan, Dr. Lambing is considered annually for a bonus target of 25% of his annual base salary, as determined by the board of directors based on a combination of our achievement of certain performance goals and Dr. Lambing’s achievement of individual performance goals. Pursuant to the terms of his agreement, Dr. Lambing was issued an option to purchase 87,074 shares of our common stock on June 10, 2014 pursuant to the terms of the 2012 Equity Incentive Plan and an option award agreement.

Dr. Lambing is also eligible to receive certain post-termination compensation and benefits in accordance with the Policy described above.

Transition Services Agreement with Jonathan Fox, M.D., Ph.D.

We entered into a Transition Services Agreement with Dr. Fox, who was one of our named executive officers for 2014, on February 18, 2016 (the “Transition Agreement”). Pursuant to the Transition Agreement, Dr. Fox’s employment with us will end on September 30, 2016, unless earlier terminated pursuant to his resignation or termination by us (the “Separation Date”). Following the Separation Date, Dr. Fox will serve as a consultant to us pursuant to a consulting agreement. Under the Transition Agreement, Dr. Fox will continue to receive his salary and benefits and, so long as he is providing services to us, will continue to vest in his outstanding equity awards through the earlier of March 31, 2017 or the termination of his consulting agreement with us, except with respect to the option grant made to Dr. Fox on June 4, 2015, which stock option will lapse on the Separation Date. Dr. Fox will remain eligible for cash incentive compensation for 2016 to be determined by our Board of Directors, which will be paid when 2016 cash incentive compensation is paid to other Company executives.

Following the Separation Date, unless the termination of Dr. Fox’s employment resulted from his voluntary resignation or a termination for cause, Dr. Fox will continue to receive his base salary until June 30, 2017. If he elects to continue his group healthcare benefits, to the extent authorized by and consistent with COBRA, we will pay the monthly employer contribution until the earlier of (1) June 30, 2017 or (2) the date Dr. Fox becomes eligible for insurance through another employer or otherwise becomes ineligible for COBRA.

Securities Authorized for Issuance under Equity Compensation Plans

For information regarding our equity compensation plans in effect as of December 31, 2015, see “Proposal 3—Ratification of 2015 Stock Option and Incentive Plan—Equity Compensation Plans.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the compensation agreements and other arrangements described under “Compensation of Executive Officers” and the transactions described below, since January 1, 2015, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Agreements with Stockholders

In September 2012, the Company began receiving consulting and management services pursuant to an unwritten agreement with Third Rock Ventures, which owned 85% of the Company’s redeemable convertible preferred stock outstanding at December 31, 2014. Kevin Starr and Charles Homcy, both directors of the Company, are general partner and partner, respectively, of Third Rock Ventures. The consulting fees paid to Third Rock Ventures were incurred by the Company in the ordinary course of business, and were $89,000 and $270,000 for the years ended December 31, 2015 and 2014, respectively. As of December 31, 2015 and 2014, the Company had an outstanding liability to Third Rock Ventures of $13,000 and $33,000, respectively. The services provided by Third Rock Ventures under this agreement included the services of Dr. Homcy, as well as other personnel, and the supervision of our financial, legal, and executive recruitment.

Forgiveness of Loan to Member of the Board of Directors

In March 2013, we loaned $37,500.00 in principal amount to Dr. Charles Homcy, a member of our board of directors, in connection with Dr. Homcy’s purchase of restricted shares of our common stock. The loan was evidenced by a Full Recourse Secured Promissory Note and Pledge Agreement, or the Note, and bore interest at an annual rate of 1.09%. The loan was secured by 204,081 shares of our common stock and, under the original terms of the Note, was due immediately prior to filing a registration statement for this offering. In September 2015, our board of directors approved the forgiveness of all principal and accrued interest under the loan in the amount of $38,539 and the cancellation of the Note in full.

Participation in Initial Public Offering

In November 2015, certain of our directors, officers and a holder of more than five percent of our outstanding capital stock purchased an aggregate of 904,350 shares of our common stock in our initial public offering at the initial public offering price, which included the following purchase in an amount that exceeded $120,000:

Beneficial Owner	Shares Purchased in Offering	Aggregate Purchase Price ($)
Aventis Inc.	900,000	9,000,000

Participation Series B Preferred Stock Financing

In April 2015, we entered into a securities purchase agreement with various investors, pursuant to which we agreed to issue, in April 2015, an aggregate of 17,068,646 shares of our Series B redeemable convertible preferred stock at a price of $2.6950 per share.

The following table summarizes the participation in the Series B redeemable convertible preferred stock financing by any of our directors, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of the foregoing persons:

Name	Shares of Series B Preferred	Aggregate Purchase Price Paid	Date Purchased
Fidelity Select Portfolios: Biotechnology Portfolio	8,237,477	$22,200,000.52	4/20/2015
Fidelity Advisors Series VII: Fidelity Advisor Biotechnology Fund	1,781,076	$4,799,999.82	4/20/2015
Aventis Inc. (1)	1,855,288	$5,000,001.16	4/28/2015

(1)	Katherine Bowdish, was at the time of the sale of the Series B redeemable convertible preferred stock a member of our board of directors and is affiliated with Aventis.

Executive Officer and Director Compensation

Employment Agreements

We have entered into offer letters or employment agreements with each of our named executive officers and certain of our other executive officers. For more information regarding these arrangements, see “Compensation of Executive Officers—Employment Arrangements with Our Named Executive Officers.”

Restricted Stock and Stock Option Awards

For information regarding stock option awards and other equity incentive awards granted to our named executive officers and directors, see “Election of Directors—Director Compensation” and “Compensation of Executive Officers.”

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.

Procedures for Approval of Related Person Transactions

The Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all such transactions. The Audit Committee follows the policies and procedures set forth in our Related Person Transaction Policy in order to facilitate such review. The Related Person Transaction Policy is written.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the beneficial ownership information of our common stock by:

•	each person known to us to be the beneficial owner of more than 5% of our common stock as of March 31, 2016;

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have based our calculation of the percentage of beneficial ownership of 27,016,081 shares of common stock outstanding on March 31, 2016.

Each individual or entity shown in the table has furnished information with respect to beneficial ownership. The information with respect to our executive officers and directors is as of March 31, 2016 unless otherwise noted. The information with respect to certain significant stockholders is based on filings by the beneficial owners with the SEC pursuant to section 13(d) and 13(g) of the Exchange Act. We have determined beneficial ownership in accordance with the SEC’s rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before May 30, 2016, which is 60 days after March 31, 2016. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders:
Entities affiliated with Wellington Management Company (1)
280 Congress Street Boston, MA 02110	1,467,089	5.4%
Entities affiliated with Third Rock Ventures (2)
29 Newbury Street, Boston, Massachusetts 02116	10,884,352	40.3%
Entities affiliated with Fidelity (3)
245 Summer Street Boston, MA 02210	3,936,446	14.6%
Entities affiliated with Sanofi (4)
54 Rue La Boetie, 75008 Paris (France)	3,218,899	11.9%
Named Executive Officers and Directors:
T. Anastasios Gianakakos (5)	899,104	3.30%
Robert S. McDowell, M.D. (6)	149,658	*
Joseph Lambing, Ph.D. (7)	123,354	*
Mark Perry (8)	23,586	*
Charles Homcy, M.D. (9)	204,081	*
Kevin P. Starr (10)	10,884,352	40.3%
Eric J. Topol, M.D. (11)	7,256	*
Sunil Agarwal (12)	916	*
Mary B. Cranston (13)	—	—
All directors and executive officers as a group (12 persons) (14)	12,687,053	46.1%

*	Represents beneficial ownership of less than 1% of the shares of common stock.
(1)	Based on Schedule 13G filed on February 16, 2016 and consists of 1,467,089 shares of common stock held by clients of Wellington Management Group LLP (“Wellington”). Wellington may be deemed to beneficially own these shares in its capacity as investment adviser. The address of the beneficial owner is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.
(2)	Based solely on a report on Schedule 13G filed with the SEC on February 10, 2016, which indicates that (i) Third Rock Ventures II, L.P. (“TRV II”) directly owned, and had shared voting power and dispositive power over, 9,387,754 shares of common stock and (ii) Third Rock Ventures III, L.P. (“TRV III”) directly owned, and had shared voting power and dispositive power over 1,496,598 shares of common stock. Each of Third Rock Ventures GP II, L.P. (“TRV GP II”), the sole general partner of TRV II, and TRV GP II, LLC (“TRV GP II LLC”), the sole general partner of TRV GP II, and Mark Levin, Kevin P. Starr and Robert I. Tepper, the managing members of TRV GP II LLC, may be deemed to have voting and investment power over the shares held of record by TRV II, and each of Third Rock Ventures GP III, LP (“TRV GP III”), the sole general partner of TRV III, and TRV GP III, LLC (“TRV GP III LLC”), the sole general partner of TRV GP III, and Mark Levin, Kevin P. Starr and Robert I. Tepper, the managing managers of TRV GP III LLC, may be deemed to have voting and investment power over the shares held of record by TRV III.
(3)	Based solely on a report on Schedule 13G/A filed with the SEC on February 12, 2016, which indicates that (i) FMR, LLC has sole dispositive power over 3,936,446 shares of common stock, (ii) Abigail P. Johnson had sole dispositive power over 3,936,446 shares of common stock and (iii) Select Biotechnology Portfolio has sole voting power over 2,620,490 shares of common stock. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
(4)	Based solely on a report on Schedule 13G/A filed with the SEC on February 12, 2016, which indicates that Sanofi had sole voting power and shared dispositive power with respect to 3,218,899 shares of common stock.
(5)	Consists of: (i) 204,081 shares of common stock, held by The Tassos Gianakakos 2015 Annuity Trust, Dated September 25, 2015, (ii) 480,815 shares of common stock, of which 271,106 shares are subject to our right of repurchase as of March 31, 2016 held by Mr. Gianakakos and (iii) options to purchase 214,208 shares of common stock that are exercisable within 60 days of March 31, 2016, held by Mr. Gianakakos. Mr. Gianakakos as trustee has sole dispositive power over the shares held by the Tassos Gianakakos 2015 Annuity Trust, Dated September 25, 2015.
(6)	Consists of: options to purchase 149,658 shares of common stock that are exercisable within 60 days of March 31, 2016 held by Dr. McDowell.
(7)	Consists of: 121,087 shares of common stock, of which 77,550 are subject to our right to repurchase as of March 31, 2016, and options to purchase 2,267 shares of common stock that are exercisable within 60 days of March 31, 2016 held by Dr. Lambing
(8)	Consists of: 20,408 shares of common stock held by Mr. Perry and options to purchase 3,178 shares of common stock that are exercisable within 60 days of March 31, 2016 held by Mr. Perry.

(9)	Consists of: 198,639 shares of common stock held by Dr. Homcy, and 5,442 shares of common stock held by the Charles J. Homcy Irrevocable Trust UA February 18, 1999 Thomas P. Reilly TR FBO of Joseph Homcy. Dr. Homcy is affiliated with TRV II LP and TRV III LP.
(10)	Mr. Starr is affiliated with TRV II LP and TRV III LP. Each of TRV II GP, the general partner of TRV II LP, and TRV II LLC, the general partner of TRV II GP, and Mark Levin, Kevin Starr and Robert Tepper, the managers of TRV II LLC, may be deemed to have voting and investment power over the shares held of record by TRV II LP, and each of TRV III GP, the general partner of TRV III LP, and TRV III LLC, the general partner of TRV III GP, and Mark Levin, Kevin Starr and Robert Tepper, the managers of TRV III LLC, may be deemed to have voting and investment power over the shares held of record by TRV III LP. No stockholder, director, officer, manager, member or employee of TRV II GP, TRV III GP, TRV II LLC or TRV III LLC has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by TRV II LP or TRV III LP.
(11)	Consists of options to purchase 7,256 shares of common stock that are exercisable within 60 days of March 31, 2016 held by Dr. Topol. Dr. Topol joined our Board on September 17, 2015.
(12)	Consists of options to purchase 916 shares of common stock that are exercisable within 60 days of March 31, 2016 held by Dr. Agarwal. Dr. Agarwal was appointed to the Board of Directors in March 2016.
(13)	Ms. Cranston was appointed to the Board of Directors in April 2016.
(14)	Includes the number of shares beneficially owned by the named executive officers and directors listed in the above table, as well as (i) 81,632 shares of common stock, of which 47,619 shares are subject to our right of repurchase as of March 31, 2016 and options to purchase 19,160 shares of common stock that are exercisable within 60 days of March 31, 2016, held by Jacob Bauer, (ii) 236,190 shares of common stock held by Jonathan C. Fox, and (iii) 40,816 shares of common stock, of which 27,211 are subject to our right to repurchase as of March 31, 2016 and options to purchase 16,948 shares of common stock that are exercisable within 60 days of March 31, 2016, held by Steven Chan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

To our knowledge, based solely on our review of such reports or written representations from certain reporting persons, we believe that all of the filing requirements applicable to our officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the Exchange Act were complied with during the year ended December 31, 2015.

The following Audit Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of the Company’s filings made under the Securities Act of 1933 or the Exchange Act that might incorporate filings made by the Company under those statutes, the Audit Committee Report shall not be incorporated by reference into any prior filings or into any future filings made by the Company under those statutes.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Stock Market regulations. A copy of the Audit Committee Charter is available on the Company’s website at http://www.MyoKardia.com.

The Audit Committee’s responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and the independent registered public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the fiscal year ended December 31, 2015 with the Company’s management and PricewaterhouseCoopers LLP. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (formerly SAS 61), as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Public Company Accounting Oversight Board Rule 3526 and the Audit Committee discussed the independence of PricewaterhouseCoopers LLP with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report for the fiscal year ended December 31, 2015.

The Audit Committee and the Board of Directors have recommended the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

AUDIT COMMITTEE(1)

KEVIN STARR, FORMER CHAIRMAN

MARK PERRY

SUNIL AGARWAL, M.D.

(1)	Mr. Starr, Mr. Perry and Dr. Agarwal participated in the review, discussion and analysis of the Company’s financial statements for the fiscal year ended December 31, 2015 contained in the Annual Report. Upon Ms. Cranston’s appointment as Chair of the Audit Committee in April 2016, Mr. Starr resigned as Chair of the Audit Committee but continues to serve as a member of the Audit Committee.

HOUSEHOLDING OF PROXY MATERIALS

We have made available a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well.

Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and streetname holders (i.e., those stockholders who hold their shares through a brokerage).

Registered Stockholders

If you are a registered stockholder and would like to consent to a mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Annual Report and proxy materials for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting the Householding Department of Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), at 1717 Arch Street, Suite 1300, Philadelphia, PA 19103.

Registered stockholders who have not consented to householding will continue to receive copies of Annual Reports and proxy materials for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of Annual Reports or proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

OTHER MATTERS

We are not aware of any matters that may come before the meeting other than those referred to in the notice. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

Accompanying this Proxy Statement is our Annual Report. Copies of our Annual Report are available free of charge on our website at www.MyoKardia.com or you can request a copy free of charge by calling Investor Relations at (650) 351-4705 or sending an e-mail request to IR@myokardia.com. Please include your contact information with the request.

By Order of the Board of Directors,

MyoKardia, Inc.

/s/ T. Anastasios Gianakakos
T. Anastasios Gianakakos
President and Chief Executive Officer

April 28, 2016

Appendix A

MYOKARDIA, INC.

2015 STOCK OPTION AND INCENTIVE PLAN

SECTION	1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the MyoKardia, Inc. 2015 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of MyoKardia, Inc. (the “Company”), a Delaware corporation, and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Cause” means dismissal as a result of (i) any material breach by the grantee of any agreement between the grantee and the Company; (ii) the conviction of, indictment for or plea of nolo contendere by the grantee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the grantee of the grantee’s duties to the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Initial Public Offering” means the consummation of the first underwritten, firm commitment public offering pursuant to an effective registration statement under the Act covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Stock shall be publicly held.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: research and development, publication, clinical and/or regulatory milestones, total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, and (v) any item of an unusual nature or of a type that indicates infrequency of occurrence, or both, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition of operations appearing the Company’s annual report to stockholders for the applicable year.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Administrator.

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving the grantee’s death, disability, retirement or termination of employment, or a change in control (including a Sale Event);

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e) Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s certificate of incorporation or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION	3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,650,000 shares (the “Initial Limit”), subject to adjustment as provided in this Section 3), plus on January 1, 2017 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by four percent (4%) of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Stock as determined by the Administrator (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2017 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 3,300,000 shares of Stock, subject in all cases to adjustment as provided in Section 3(c). The shares of Stock underlying any Awards under the Plan and under the Company’s 2012 Equity Incentive Plan, as amended, that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,750,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b) Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c) Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

Notwithstanding anything to the contrary herein, in the event a grantee’s service relationship is terminated by the Company or any successor without Cause within one year following the consummation of a Sale Event, any Awards assumed or substituted in a Sale Event which are subject to vesting conditions, the lapse or achievement of any conditions and/or a right of repurchase in favor of the Company or a successor entity, shall accelerate in full, and any Awards accelerated in such manner with conditions and restrictions relating to the attainment of performance goals will be deemed achieved at one hundred percent (100%) of target levels.

SECTION	4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION	5. STOCK OPTIONS

(a) Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Certificate:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv) With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION	6. STOCK APPRECIATION RIGHTS

(a) Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION	7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted

Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION	8. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b) Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c) Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 13 and such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION	9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION	10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified Performance Goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION	11. PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards. The Administrator may grant Performance Share Awards under the Plan. A Performance Share Award is an Award entitling the grantee to receive shares of Stock upon the attainment of performance goals. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the performance goals, the periods during which performance is to be measured, which may not be less than one year except in the case of a Sale Event, and such other limitations and conditions as the Administrator shall determine.

(b) Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares of Stock actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION	12. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-Based Awards. The Administrator may grant one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award.

(d) Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 1,750,000 shares of Stock (subject to adjustment as provided in Section 3(c) hereof) or $2,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION	13. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units or Performance Share Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b) Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION	14. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Administrator Action. Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c) Family Member. For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION	15. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

SECTION	16. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of

Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION	17. TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.

(a) Termination of Employment. If the grantee’s employer ceases to be a Subsidiary, the grantee shall be deemed to have terminated employment for purposes of the Plan.

(b) For purposes of the Plan, the following events shall not be deemed a termination of employment:

(i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION	18. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(d) or 3(e), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(d) or 3(e).

SECTION	19. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION	20. GENERAL PROVISIONS

(a) No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c) Stockholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f) Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION	21. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon the effectiveness of the registration statement filed by the Company under the Act in connection with the Initial Public Offering, following stockholder approval of the Plan in accordance with applicable state law, the Company’s bylaws and certificate of incorporation, and applicable stock exchange rules or pursuant to written consent. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION	22. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware applied without regard to conflict of law principles.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you may consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒ KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	☐	☐	☐
1.	Election of Two (2) Class I Directors
Nominees
01	Sunil Agarwal, M.D. 02 Kevin Starr
The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain
2	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.				☐	☐	☐
3	To ratify the Company’s 2015 Stock Option and Incentive Plan.				☐	☐	☐

NOTE: The proxy holders are also authorized in their discretion to act upon such other business as may properly come before the meeting or any adjournment thereof. If no direction is made, this proxy will be voted “FOR ALL” in Proposal 1 and “FOR” each of Proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

MYOKARDIA, INC. Proxy for Annual Meeting of Stockholders on June 7, 2016 Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Tassos Gianakakos and Jacob Bauer as proxies, each with the power to appoint his substitute, and hereby authorizes such proxies to represent and vote, as designated on the reverse side hereof, all the shares of common stock of MyoKardia, Inc. held of record by the undersigned at the close of business on April 15, 2016 at the Annual Meeting of Stockholders to be held June 7, 2016 at 10:00 a.m. Pacific Time at 333 Allerton Avenue, South San Francisco, California 94080, and at any adjournment thereof.

                             (Continued and to be signed on reverse side)